                                                                     EXHIBIT 4.2





                      FIRST AMENDMENT TO CREDIT AGREEMENT


                          dated as of October 15, 1996


                                     among


                            NOBLE AFFILIATES, INC.,
                                as the Borrower,


                                      and


                           UNION BANK OF SWITZERLAND
                                Houston Agency,
                          as the Agent for the Lenders


                                      and


                         NATIONSBANK OF TEXAS, N.A. and
                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                               as Managing Agents


                                      and


                               BANK OF MONTREAL,
                                   CIBC INC.,
                      THE FIRST NATIONAL BANK OF CHICAGO,
                           ROYAL BANK OF CANADA, and
                      SOCIETE GENERALE, SOUTHWEST AGENCY,
                                  as Co-Agents


                                      and
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                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                 as the Lenders

                      FIRST AMENDMENT TO CREDIT AGREEMENT


       THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of October 15, 1996 (as may be amended, restated, supplemented or otherwise modified from time to time, this "First Amendment"), is entered into by and among NOBLE AFFILIATES, INC., a Delaware corporation (the "Borrower"), UNION BANK OF SWITZERLAND, Houston Agency ("UBS"), as administrative agent (UBS in such capacity, together with any successor(s) thereto in such capacity, the "Agent"), NATIONSBANK OF TEXAS, N.A. ("NB") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), as managing agents (NB and TCB in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Managing Agents"), BANK OF MONTREAL ("BOM"), CIBC INC. ("CIBC"), THE FIRST NATIONAL BANK OF CHICAGO ("First Chicago"), ROYAL BANK OF CANADA ("RBC") and SOCIETE GENERALE, SOUTHWEST AGENCY ("SocGen"), as co-agents (BOM, CIBC, First Chicago, RBC and SocGen in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Co-Agents"), and certain commercial lending institutions as are or may become parties hereto (collectively, the "Lenders").

                              W I T N E S S E T H:

       WHEREAS, the Borrower and UBS (both individually as a Lender and as the Agent thereunder) have heretofore entered into that certain Credit Agreement, dated as of July 31, 1996 (the "Credit Agreement"); and

       WHEREAS, the Borrower, the Lenders, the Agent, the Managing Agents and the Co-Agents now intend to amend the Credit Agreement in certain respects.

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, each of the Borrower, the Lenders, the Agent, the Managing Agents and the Co-Agents agree as follows:

       SECTION 1. Defined Terms. Terms defined in the Credit Agreement are used in this First Amendment with the same meaning, unless otherwise indicated.

       SECTION 2.    Amendments to Credit Agreement.

       A. The preamble of the Credit Agreement is hereby amended in its entirety to read as follows:

              "THIS CREDIT AGREEMENT, dated as of July 31. 1996 (as may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), is among NOBLE AFFILIATES, INC., a Delaware corporation (the "Borrower"), UNION

       BANK OF SWITZERLAND, Houston Agency ("UBS"), as administrative agent (UBS in such capacity, together with any successor(s) thereto in such capacity, the "Agent"), NATIONSBANK OF TEXAS, N.A. ("NB") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), as managing agents (NB and TCB in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Managing Agents"), BANK OF MONTREAL ("BOM"), CIBC INC. ("CIBC"), THE FIRST NATIONAL BANK OF CHICAGO ("First Chicago"), ROYAL BANK OF CANADA ("RBC") and SOCIETE GENERALE, SOUTHWEST AGENCY ("SocGen"), as co-agents (BOM, CIBC, First Chicago, RBC and SocGen in such capacities, together with any successor(s) thereto in such capacities, collectively called the "Co-Agents"), and certain commercial lending institutions as are or may become parties hereto (collectively, the "Lenders")."

       All descriptive references to the Credit Agreement contained in the Exhibits and cover page to the Credit Agreement are hereby understood to be appropriately amended so as to mirror, as closely as the context may allow, the immediately preceding descriptive language.

       B. Section 1.1 of the Credit Agreement is amended by adding the following definitions in the appropriate alphabetical order:

              "Co-Agents" is defined in the preamble.

              "First Amendment" means that certain First Amendment to Credit Agreement dated as of October 15, 1996 by and among the Borrower, the Lenders, the Agent, the Managing Agents and the Co-Agents, as may be amended, supplemented, restated or otherwise modified from time to time.

              "Managing Agents" is defined in the preamble.

       C. The following definitions appearing in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

              "Lenders" means the financial institutions listed on the signature pages of the First Amendment and their respective successors and assigns in accordance with Section 10.11 of the Credit Agreement (including any commercial lending institution becoming a party hereto pursuant to a Lender Assignment Agreement) or otherwise by operation of law.

              "Percentage" means, relative to any Lender, the percentage set forth opposite the name of such Lender in Exhibit B of the First Amendment as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by a Lender and its Assignee Lenders and delivered pursuant to Section 10.11.





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
       D.     Section 3.1(b)(ii) is amended in its entirety to read as follows:

              "(ii) the net cash proceeds from the issuance by the Borrower or any of its Subsidiaries of any common stock or preferred stock (other than stock issued by a Subsidiary of the Borrower to the Borrower or a wholly- owned Subsidiary of the Borrower and other than sales of stock to officers, directors or employees pursuant to a stock option plan or otherwise), to the extent that the proceeds of any such issuance of common stock or preferred stock of the Borrower are not used to repay all or any portion of the Borrower's 4 1/4% Convertible Subordinated Notes due 2003; and"

       E. The proviso at the end of Section 3.1(c) of the Credit Agreement following clause (c)(iii) is amended in its entirety to read as follows:

              "provided, however, that if on or before December 31, 1996, at least $200,000,000 in the aggregate principal amount of the Borrower's 4 1/4% Convertible Subordinated Notes due 2003 shall have been converted into, exchanged for or repaid with proceeds from the issuance of shares of common stock or preferred stock of the Borrower, then (1) the dollar amounts in the foregoing clauses (c)(i),(ii) and (iii) shall be replaced with $0, $50,000,000 and $100,000,000, respectively, and (2) as of June
       30, 1998, the Borrower shall in addition to any prepayments pursuant to clause (b), make a prepayment on the Term Facility in an amount equal to the positive difference, if any, of $150,000,000 minus the sum of (A) all prepayments made on or prior to such date pursuant to the foregoing clauses (a) and (b)(ii) plus (B) the mandatory prepayments, if any, made pursuant to the foregoing clauses (c)(i), (ii) and (iii)."

       F. Article IX of the Credit Agreement is hereby amended in its entirety to read as follows:

       "                         ARTICLE IX

                THE AGENT, THE MANAGING AGENTS AND THE CO-AGENTS

       SECTION 9.1 Actions. Each Lender hereby (i) appoints UBS as the Agent under this Agreement, the Notes and each other Loan Document, (ii) acknowledges each of NB and TCB as a Managing Agent under this Agreement, the Notes and each other Loan Document, and (iii) acknowledges each of BOM, CIBC, First Chicago, RBC and SocGen as a Co-Agent under this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms





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
hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender acknowledges that none of the Managing Agents and the Co-Agents have any duties or obligations under this Agreement in connection with their capacity as a Managing Agent or a Co-Agent, as the case may be.
Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each of the Agent, the Managing Agents and the Co-Agents, pro rata according to such Lender's Percentage, whether or not related to any singular, joint or concurrent negligence of the Agent, the Managing Agents and the Co-Agents, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent, any Managing Agent or any Co-Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent, such Managing Agent or such Co-Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's, such Managing Agent's or such Co-Agent's gross negligence or wilful misconduct. None of the Agent, the Managing Agents and the Co-Agents shall be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent, any Managing Agent or any Co-Agent shall be or become inadequate, in the Agent's, such Managing Agent's or such Co-Agent's determination, as the case may be, the Agent, such Managing Agent or such Co-Agent, as the case may be, may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, none of the Agent, the Managing Agents and the Co-Agents shall have any duties or responsibilities, except as expressly set forth herein, nor shall any of the Agent, the Managing Agents and the Co-Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any of the Agent, the Managing Agents and the Co-Agents.

       SECTION 9.2 Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the Federal Funds Rate.





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
       SECTION 9.3 Exculpation. None of the Agent, the Managing Agents, the Co-Agents and their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document.
Any such inquiry which may be made by the Agent, any Managing Agent or any Co-Agent shall not obligate it to make any further inquiry or to take any action. Each of the Agent, the Managing Agents and the Co-Agents shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent, such Managing Agent or such Co-Agent believes to be genuine and to have been presented by a proper Person.

       SECTION 9.4 Successor. Any of the Agent, the Managing Agents and the Co-Agents may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as the successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After a retiring Agent's, Managing Agent's or Co-Agent's resignation hereunder as Agent, Managing Agent or Co-Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement, and Section 10.4 (and, with respect to the Agent, Section 10.3) shall continue to inure to its benefit.

       SECTION 9.5 Loans by the Agents. Each of the Agent, the Managing Agents and the Co-Agents shall have the same rights and powers with respect to
(x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent, a Managing Agent or a Co- Agent, as the case may be. Each of the Agent, the Managing Agents and the Co-Agents and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Agent, a Managing Agent or a Co-Agent hereunder, as the case may be.





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
       SECTION 9.6 Credit Decisions. Each Lender acknowledges that it has made its own credit decision to extend its Commitments hereunder (i) independently of each of the Agent, the Managing Agents, the Co-Agents and each other Lender, and (ii) based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate. Each Lender also acknowledges that it will continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document (i) independently of each of the Agent, the Managing Agents, the Co-Agents and each other Lender, and (ii) based on such other documents, information and investigations as it shall deem appropriate at any time.

       SECTION 9.7 Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement."

       G. Section 10.4 of the Credit Agreement is hereby amended in its entirety to read as follows:

       "SECTION 10.4 Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent, each Managing Agent, each Co-Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties"), whether or not related to any negligence of the Indemnified Parties, free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan; the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties; any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Significant Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent, such Managing Agent, such Co-Agent or such Lender is party thereto; any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Significant Subsidiaries of any Hazardous Material; or the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any





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real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law."

       H. Clause (d) of Section 10.1 of the Credit Agreement is hereby amended and restated in it entirety to read as follows:

       "(d)   affect adversely the interests, rights or obligations of the
Agent as Agent, any Managing Agent as Managing Agent or any Co-Agent as Co-Agent shall be made without the consent of such Agent, Managing Agent or Co-Agent."

       I. Section 10.3 of the Credit Agreement is amended by inserting "(i)" in the second line after the word "of", by deleting "(i)" from the fourth line after the word "with", and by adding the phrase "the Agent and the Lenders in connection with" after the "(ii)" in the eight line.

       J. (i) The definition of "Guarantor" in Section 1.1 of the Credit Agreement is hereby amended by deleting the section reference "Section 7.1.10" and inserting the section reference "Section 7.1.9" in its place; (ii) Section
2.5.1 of the Credit Agreement is hereby amended by deleting the word "day" from the second line and inserting the term "Business Day" in its place; (iii)
Section 10.1(b) of the Credit Agreement is hereby amended by deleting the section reference "Section 2.2.2" and inserting the section reference "Section 2.3" in its place; and (iv) Section 10.11.2 of the Credit Agreement is hereby amended by adding the reference "4.7," after "4.6," and before "4.8" in the second line of the last sentence.

       K. The second sentence of Section 2.2.4(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

       "Each Competitive Bid Quote must comply with the requirements of this
Section 2.2.4 and must be submitted to the Agent by telecopy (except in the case of UBS) at its offices specified in Section 10.2 not later than (i) in the case of a Eurodollar Auction, (A) with respect to UBS, 12:45 p.m. (New York time), at least three Business Days prior to the proposed Borrowing Date and
(B) with respect to each other Lender, 1:00 p.m. (New York time), at least three Business Days prior to the proposed Borrowing Date, or (ii) in the case of an Absolute Rate Auction, (A) with respect to UBS, 9:45 a.m. (New York time) on the proposed Borrowing Date and (B) with respect to each other Lender, 10:00 a.m. (New York time) on the proposed





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Borrowing Date (or, with respect to clauses (i) and (ii) and upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Agent may agree provided that UBS shall submit its Competive Bid Quote fifteen minutes before the time that the other Lenders are required to submit their Competitive Bid Quotes)."

       SECTION 3.    Conditions to Effectiveness.

       A.     Sections 2(D) and 2(E) and, except as provided in the following
Section 3(B), all other provisions of this First Amendment shall become effective on October 15, 1996, provided that the Agent shall have received all of the following, in form and substance satisfactory to the Agent, and in sufficient number of signed counterparts to provide one for each Lender:

              (i) Counterparts of this First Amendment, duly executed by each of the Borrower, the Lenders, the Agent, the Managing Agents and the Co-Agents; and

              (ii) A certificate of the Secretary or an Assistant Secretary of the Borrower (x) certifying that the resolutions of its Board of Directors authorizing the execution, delivery and performance of the Credit Agreement remain in full force and effect, and (y) identifying its Authorized Officers authorized to sign this First Amendment and attaching a sample of the true signature of each such officer.

       B. Sections 2(A), 2(B), 2(C), 2(F) and 2(G) of this First Amendment shall become effective on October 18, 1996, conditioned upon the satisfaction of the conditions described in Sections 3(A)(i) and (ii) and upon the fulfillment of the following additional conditions:

              (i) Duly executed promissory notes substantially in the form of Exhibits 2.2.1, 2.8A and 2.8B to the Credit Agreement payable to the order of each Lender;

              (ii) Payment by each Lender (other than UBS) to the Agent of the amount shown in Exhibit A to this First Amendment; and

              (iii)  Such other documents as the Agent may reasonably request.

       C. Upon the effectiveness of the entire First Amendment and satisfaction of all the conditions in this Section 3, (i) each Lender signatory to this First Amendment shall for all purposes be a Lender party to the Credit Agreement as amended by this First Amendment and any other Loan Documents executed by the Lenders and shall have the rights and obligations of a Lender under the Loan Documents to the same extent as if they were originally parties to the Credit Agreement, and no further consent or action by the Borrower, any Lender, the Agent, any Managing Agent or any Co- Agent shall be required and the Lenders (including UBS) shall have the Commitment and percentages set forth in Exhibit B hereto, and (ii) to the extent that its Commitment, Percentage, rights and obligations under the Credit Agreement have been





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
amended in connection with this First Amendment, UBS in its capacity as a Lender shall be released from its obligations under the Credit Agreement and under the other Loan Documents and the Commitment and Percentage of UBS in its capacity as a Lender shall be modified as provided in this First Amendment. Each Lender, each Managing Agent and each Co-Agent hereby acknowledges and consents to the amendments in Sections 2(D) and 2(E).

       SECTION 4. Representations and Warranties. To induce the Lenders, the Agent, the Managing Agents and the Co- Agents to enter into this First Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article VI of the Credit Agreement and in each other Loan Document to which it is a party (except to the extent such representations and warranties relate solely to an earlier date) and additionally represents and warrants as follows:

       A. Authorization; No Conflict. The execution and delivery of this First Amendment and the performance by the Borrower of its Obligations under this First Amendment, the Credit Agreement as amended by this First Amendment, and the other Loan Documents, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene or conflict with any provision of law or of the articles of incorporation, bylaws or other organic documents of the Borrower, or of any material agreement binding upon the Borrower.

       B. Validity and Binding Nature. This First Amendment and the Credit Agreement as amended by this First Amendment are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms except as (i) enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

       C. Consents. No action, consent or approval of, or registration or filing with, or any other action by any governmental authority is required in connection with the execution, delivery and performance by the Borrower of this First Amendment, the Credit Agreement as amended by this First Amendment, or any other Loan Document or the legality, validity, binding effect or enforceability of this First Amendment, the Credit Agreement as amended by this First Amendment, or the other Loan Documents.

       SECTION 5. Reaffirmation of Credit Agreement. This First Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.





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
       SECTION 6. Headings. The various headings of this First Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this First Amendment or any provisions hereof or thereof.

       SECTION 7. Governing Law; Entire Agreement. THIS FIRST AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This First Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

       SECTION 8. Execution in Counterparts, Effectiveness, etc. This First Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the different parties on different counterparts and be deemed to be an original and all of which shall constitute together but one and the same First Amendment.

       SECTION 9. Successors and Assigns. This First Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that: the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11 of the Credit Agreement.

       SECTION 10. Waiver of Jury Trial. THE AGENT, THE MANAGING AGENTS, THE CO-AGENTS, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS FIRST AMENDMENT, UNDER THE CREDIT AGREEMENT, UNDER ANY OTHER LOAN DOCUMENT, UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR UNDER ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE MANAGING AGENTS, THE CO-AGENTS, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT, THE MANAGING AGENTS, THE CO-AGENTS AND THE LENDERS ENTERING INTO THIS FIRST AMENDMENT AND EACH SUCH OTHER LOAN DOCUMENT.

       SECTION 11. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS

FIRST AMENDMENT, UNDER THE CREDIT AGREEMENT, UNDER ANY OTHER LOAN DOCUMENT, UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR UNDER ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE MANAGING AGENTS, THE CO-AGENTS, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER, THE AGENT, EACH MANAGING AGENT, EACH CO-AGENT AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER, THE AGENT, EACH MANAGING AGENT, EACH CO-AGENT AND EACH LENDER FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER, THE AGENT, EACH MANAGING AGENT, EACH CO-AGENT AND EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

       SECTION 12. Severability. Any provision of this First Amendment, the Credit Agreement as amended by this First Amendment or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this First Amendment, the Credit Agreement as amended by this First Amendment or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

       SECTION 13. No Oral Agreements. THIS WRITTEN FIRST AMENDMENT TOGETHER WITH THE OTHER LOAN DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

       THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

       IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written and shall be effective as of such date.


                          NOBLE AFFILIATES, INC.


                          By:/s/ WILLIAM D. DICKSON
                             -----------------------------------------
                          Name:  William D. Dickson
                          Title: Vice President Finance and Treasurer

                          Address:         110 West Broadway
                                  Ardmore, Oklahoma  73401

                          Facsimile No.:           405/221-1386

                          Telephone No.:   405/223-4110

                          Attention:       William D. Dickson

                          UNION BANK OF SWITZERLAND, Houston Agency,
                          Individually as a Lender and as the Agent


                          By: /s/ EVANS SWANN
                              ------------------------------------------------
                          Name: Evans Swann
                          Title: Managing Director


                          By: /s/ J. FINLEY BIGGERSTAFF
                              ------------------------------------------------
                          Name: J. Finley Biggerstaff
                          Title: Assistant Treasurer

                          Domestic
                          Office:          1100 Louisiana, Suite 4500
                                           Houston, Texas  77002

                          Facsimile No.:   (713) 655-6555

                          Attention:
                          Telephone:       (713) 655-6500

                          Eurodollar
                          Office:          1100 Louisiana, Suite 4500
                                           Houston, Texas  77002

                          Facsimile No.:   (713) 655-6555

                          Attention:
                          Telephone:       (713) 655-6500

                          NATIONSBANK OF TEXAS, N.A,
                          Individually as a Lender and as Managing Agent


                          By: /s/ DALE T. WILSON
                             --------------------------------------------------
                          Name: DALE T. WILSON
                          Title: VICE PRESIDENT

                          Domestic
                          Office:          901 Main Street, 14th Floor
                                           Dallas, Texas   75202

                          Facsimile No.:   (214) 508-1215

                          Attention:       Betty Canales
                          Telephone:       (214) 508-1225

                          Eurodollar
                          Office:          901 Main Street, 14th Floor
                                           Dallas, Texas   75202

                          Facsimile No.:   (214) 508-1215

                          Attention:       Betty Canales
                          Telephone:       (214) 508-1225

                          Send copies to:
                                           NATIONSBANK OF TEXAS, N.A.
                                           303 West Wall Street
                                           Midland, Texas  79701-4761

                          Facsimile No.:   (915) 685-2009

                          Attention:       Dale Wilson
                          Telephone:       (915) 685-2193

                          TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                          Individually as a Lender and as Managing Agent


                          By:/s/ DALE S. HURD
                             --------------------------------------------------
                          Name: DALE S. HURD
                          Title: SENIOR VICE PRESIDENT

                          Domestic
                          Office:          2200 Ross Ave., 3rd Floor
                                           Dallas, Texas   75201

                          Facsimile No.:   (214) 965-2389

                          Attention:       Dale Hurd
                          Telephone:       (214) 965-2583


                          Eurodollar
                          Office:          2200 Ross Ave., 3rd Floor
                                           Dallas, Texas   75201

                          Facsimile No.:   (214) 965-2389

                          Attention:       Dale Hurd
                          Telephone:       (214) 965-2583

                          BANK OF MONTREAL, Individually as a Lender and as Co-Agent


                          By:/s/ ROBERT L. ROBERTS
                             --------------------------------------------------
                          Name: ROBERT L. ROBERTS
                          Title: Director, U.S. Corporate Banking

                          Domestic
                          Office:          115 S. LaSalle, 11W
                                           Chicago, Illinois 60603

                          Facsimile No.:   (312) 750-4326

                          Attention:       Charla Chase
                          Telephone:       (312) 750-4326

                          Eurodollar
                          Office:          115 S. LaSalle,11W
                                           Chicago, Illinois 60603

                          Facsimile No.:   (312) 750-6061

                          Attention:       Charla Chase
                          Telephone:       (312) 750-4326

                          Send copies to:

                                           700 Louisiana, Suite 4400
                                           Houston, Texas 77002

                          Facsimile No.:   (713) 223-4007

                          Attention:       Robert L. Roberts
                          Telephone:       (713) 546-9754

                          CIBC INC., Individually as a Lender and as Co-Agent


                          By:/s/ GARY C. GASKILL
                             --------------------------------------------------
                          Name: Gary C. Gaskill
                          Title: AUTHORIZED SIGNATORY

                          Domestic
                          Office:         2727 Paces Ferry Rd.
                                          Suite 1200
                                          Atlanta, Georgia   30339

                          Facsimile No.:  (270) 319-4950

                          Attention:      Joan Moseley
                          Telephone:      (270) 319-4828

                          Eurodollar
                          Office:         2727 Paces Ferry Rd.
                                          Suite 1200
                                          Atlanta, Georgia   30339

                          Facsimile No.:  (270) 319-4950

                          Attention:      Joan Moseley
                          Telephone:      (270) 319-4828

                          Send copies to:

                                          909 Fannin, Suite 1200
                                          Houston, TX 77010

                          Facsimile No.:  (713) 658-9922

                          Attention:      Brian Myers
                          Telephone:      (713) 658-5230

                          THE FIRST NATIONAL BANK OF CHICAGO,
                          Individually as a Lender and as Co-Agent


                          By: /s/ GAIL F. SCANNELL
                             --------------------------------------------------
                          Name: Gail F. Scannell
                          Title: Assistant Vice President

                          Domestic
                          Office:          One First National Plaza
                                           0634, 1FNP, 10
                                           Chicago, IL   60670

                          Facsimile No.:   (312) 732-4840

                          Attention:       John Beirne
                          Telephone:       (312) 732-3659

                          Eurodollar
                          Office:          One First National Plaza
                                           0634, 1FNP, 10
                                           Chicago, IL   60670

                          Facsimile No.:   (312) 732-4840

                          Attention:       John Beirne
                          Telephone:       (312) 732-3659

                          Send copies to:

                                           1100 Louisiana, Suite 3200
                                           Houston, TX 77002

                          Facsimile No.:   (713) 654-7370

                          Attention:       Ron Dierker
                          Telephone:       (713) 654-7341

                          ROYAL BANK OF CANADA, Individually as a Lender and as Co-Agent


                          By: /s/ LINDA M. STEPHENS
                             --------------------------------------------------
                          Name: LINDA M. STEPHENS
                          Title: MANAGER

                          Domestic
                          Office:            1 Financial Square
                                             New York, New York 10005-3531


                          Facsimile No.:     (212) 428 2372

                          Attention:         Linda Smith, Loan Administrator
                          Telephone:         (212) 428 6323

                          Eurodollar
                          Office:            1 Financial Square
                                             New York, New York 10005-3531


                          Facsimile No.:     (212) 428 2372

                          Attention:         Linda Smith, Loan Administrator
                          Telephone:         (212) 428 6323

                          SOCIETE GENERALE, SOUTHWEST AGENCY,
                          Individually as a Lender and as Co-Agent


                          By: /s/ MATTHEW C. FLANIGAN
                             --------------------------------------------------
                          Name: MATTHEW C. FLANIGAN
                          Title: FIRST VICE PRESIDENT AND MANAGER

                          Domestic
                          Office:          2001 Ross Ave., Suite 4800
                                           Dallas, Texas   75201

                          Facsimile No.:   (214) 979-1104

                          Attention:       Richard Lewis
                          Telephone:       (214) 979-2759

                          Eurodollar
                          Office:          2001 Ross Ave., Suite 4800
                                           Dallas, Texas   75201

                          Facsimile No.:   (214) 754-0171

                          Attention:       Ralph Saheb
                          Telephone:       (214) 979-2764

                          BANK OF AMERICA ILLINOIS,
                          as a Lender


                          By: /s/ MICHAEL J. DILLON
                             --------------------------------------------------
                          Name: Michael J. Dillon
                          Title: Managing Director

                          Domestic
                          Office: Bank of America NT&SA
                                  1850 Gateway Blvd., 4th Fl.
                                  Concord, CA 94520

                          Facsimile No.: (510) 603-7254

                          Attention: George Korolkov
                          Telephone: (510) 675-7335

                          With a copy to: Bank of America

                          Address: 333 Clay Street, Suite 4550
                                   Houston, TX 77002

                          Facsimile No.: (713) 651-4808

                          Attention: Michael J. Dillon
                          Telephone: (713) 651-4903

                          Eurodollar
                          Office: Bank of America NT&SA
                                  1850 Gateway Blvd., 4th Fl.
                                  Concord, CA 94520

                          Facsimile No.: (510) 603-7254

                          Attention: George Korolkov
                          Telephone: (510) 675-7335

                          With a copy to: Bank of America

                          Address: 333 Clay Street, Suite 4550
                                   Houston, TX 77002

                          Facsimile No.: (713) 651-4808

                          Attention: Michael J. Dillon
                          Telephone: (713) 651-4903

                          THE BANK OF NEW YORK, as a Lender


                          By: /s/ RAYMOND J. PALMER
                             --------------------------------------------------
                          Name: Raymond J. Palmer
                          Title: Vice President

                          Domestic
                          Office: The Energy Industries Division One Wall Street, 19th Floor
                                           New York, New York   10286

                          Facsimile No.:   (212) 635-7923

                          Attention:       Raymond Palmer
                          Telephone:       (212) 635-7834

                          Eurodollar
                          Office: Eurodollar/Cayman Funding Area 101 Barclay Street
                                           New York, New York   10286

                          Facsimile No.:   (212) 635-7923

                          Attention:  Carol Tafurd
                          Telephone:  (212) 635-7550

                          BANQUE PARIBAS, as a Lender


                          By: /s/ BARTON D. SCHOUEST
                             -------------------------------------------
                          Name: Barton D. Schouest
                          Title: Group Vice President


                          By: /s/ MICHAEL FIUZAT
                             -------------------------------------------
                          Name: Michael Fiuzat
                          Title: Assistant Vice President

                          Domestic
                          Office: 1200 Smith Street, Suite 3100
                                  Houston, Texas   77002

                          Facsimile No.:  (713) 659-5305

                          Attention:
                          Telephone:

                          Eurodollar
                          Office: 1200 Smith Street, Suite 3100
                                  Houston, Texas   77002

                          Facsimile No.:  (713) 659-6915

                          Attention:
                          Telephone:

                          THE FUJI BANK, LIMITED - HOUSTON AGENCY, as a Lender


                          By:          /s/ YOSHIAKI INOUE
                             --------------------------------------------------
                          Name:            Yoshiaki Inoue
                          Title:           Vice President

                          Domestic
                          Office:          One Houston Center
                                           Suite 4100
                                           1221 McKinney Street
                                           Houston, Texas   77010

                          Facsimile No.:   (713) 759-0048

                          Attention:       Jenny Lin
                          Telephone:       (713) 650-7821

                          Eurodollar
                          Office:          One Houston Center
                                           Suite 4100
                                           1221 McKinney Street
                                           Houston, Texas   77010

                          Facsimile No.:   (713) 759-0048

                          Attention:       Jenny Lin
                          Telephone:       (713) 650-7821

                          FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as a Lender


                          By:         /s/ MICHAEL J. KOLOSOWSKY
                             --------------------------------------------------
                          Name:           Michael J. Kolosowsky
                          Title:          Vice President

                          Domestic
                          Office:         301 South College Street
                                          Charlotte, N.C.   28288

                          Facsimile No.:  (713) 650-6354

                          Attention:
                          Telephone:

                          Eurodollar
                          Office:         301 South College Street
                                          Charlotte, N.C.  28288

                          Facsimile No.:  (713) 650-6354

                          Attention:
                          Telephone:

                          Send copies to:

                                          1001 Fannin Street, Suite 2255
                                          Houston, TX 77002

                          Facsimile No.:  (713) 650-6354

                          Attention:      Russell Clingman
                          Telephone:      (713) 650-3619

                          CREDIT LYONNAIS, NEW YORK BRANCH,
                          as a Lender


                          By:         /s/ PASCAL POUPELLE
                             --------------------------------------------------
                          Name:           Pascal Poupelle
                          Title:          Senior Vice President

                          Domestic
                          Office: Credit Lyonnais New York Branch c/o Credit Lyonnais Houston
                                          Representative Office
                                          1000 Louisiana, Suite 5360
                                          Houston, TX 77002


                          Facsimile No.:  (713) 751-0307

                          Attention:      Ms. Bernadette Archie
                          Telephone:      (713) 751-0500

                          Eurodollar
                          Office: Credit Lyonnais New York Branch c/o Credit Lyonnais Houston
                                          Representative Office
                                          1000 Louisiana, Suite 5360
                                          Houston, TX 77002


                          Facsimile No.:  (713) 751-0307

                          Attention:      Ms. Bernadette Archie
                          Telephone:      (713) 751-0500

                          MELLON BANK, N.A., as a Lender


                          By:         /s/ E. MARC CUENOD, JR.
                             --------------------------------------------------
                          Name:           E. Marc Cuenod, Jr.
                          Title:          First Vice President

                          Domestic
                          Office:         Three Mellon Bank Center
                                          #2307
                                          Pittsburgh, PA   15258

                          Facsimile No.:  (412) 236-2027

                          Attention:      Jennifer Ratay
                          Telephone:      (412) 234-5767

                          Eurodollar
                          Office:         Three Mellon Bank Center
                                          #2307
                                          Pittsburgh, PA   15258

                          Facsimile No.:  (412) 236-2027

                          Attention:      Jennifer Ratay
                          Telephone:      (412) 234-5767

                          Send copies to:

                                          1100 Louisiana, Suite 3600
                                          Houston, Texas 77002

                          Facsimile No.:  (713) 650-3409

                          Attention:      Melissa Bauman
                          Telephone:      (713) 759-3070

                          THE SANWA BANK LTD., DALLAS AGENCY, as a Lender


                          By:             /s/ BLAKE WRIGHT
                             --------------------------------------------------
                          Name:           Blake Wright
                          Title:          Vice President

                          Domestic
                          Office:         2200 Ross Avenue
                                          Dallas, Texas   75201

                          Facsimile No.:  (214) 741-6535

                          Attention:
                          Telephone:

                          Eurodollar
                          Office:         2200 Ross Avenue
                                          Dallas, Texas   75201

                          Facsimile No.:  (214) 741-6535

                          Attention:
                          Telephone:

                          THE SUMITOMO BANK, LIMITED,
                          HOUSTON AGENCY, as a Lender


                          By:         /s/ TOSHIRO KUBOTA
                             ----------------------------------
                          Name:       Toshiro Kubota
                          Title:      Joint General Manager

                          Domestic
                          Office:     700 Louisiana St, Suite 1750
                                      Houston, Texas   77002

                          Facsimile No.:  (713) 238-8291

                          Attention:  Robert Quezada
                          Telephone:  (713) 238-8221

                          Eurodollar
                          Office:     700 Louisiana St, Suite 1750
                                      Houston, Texas   77002

                          Facsimile No.:  (713) 238-8291

                          Attention:  Robert Quezada
                          Telephone:  (713) 238-8221

                          LIBERTY BANK AND TRUST COMPANY
                          OF OKLAHOMA CITY, N.A., as a Lender


                          By:  /s/ LAURA CHRISTOFFERSON
                             --------------------------------------------------
                             Name:   Laura Christofferson
                             Title:  Vice President

                          Domestic
                          Office:         100 North Broadway
                                          Oklahoma City, OK   73102

                          Facsimile No.:  (405) 231-6788

                          Attention:      Laura Christofferson
                          Telephone:      (405) 231-6853

                          Eurodollar
                          Office:         100 North Broadway
                                          Oklahoma City, OK   73102

                          Facsimile No.:  (405) 231-6788

                          Attention:      Laura Christofferson
                          Telephone:      (405) 231-6853

                      CONSENT AND AGREEMENT OF GUARANTORS

         The undersigned Guarantor hereby consents and acknowledges that this First Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. The Guarantor acknowledges that the Guaranty remains in full force and effect and guarantees the Obligations of the Borrower pursuant to the Credit Agreement as amended by this First Amendment. All references to the Credit Agreement in the Guaranty and any other document, instrument, agreement or writing to which the Guarantor is party shall hereafter be deemed to refer to the Credit Agreement as amended by this First Amendment.


                         SAMEDAN OIL COMPANY,
                         as Guarantor


                         By   /s/ W D DICKSON
                            --------------------------------------
                         Name:  W D Dickson
                         Title: VP-Finance


                         ENERGY DEVELOPMENT COMPANY,
                         as Guarantor


                         By   /s/ W D DICKSON
                            -------------------------------------
                         Name:   W D Dickson
                         Title:  VP-Finance

                                  EXHIBIT "A"



NAME OF LENDER                                     AMOUNT PAYABLE TO AGENT
--------------                                     -----------------------


NationsBank of Texas, N.A.                            62,500,000.00

Texas Commerce Bank National Association              62,500,000.00

Bank of America Illinois                              50,000,000.00

Bank of Montreal                                      50,000,000.00

The Bank of New York                                  50,000,000.00

Banque Paribas                                        50,000,000.00

CIBC Inc.                                             50,000,000.00

The First National Bank of Chicago                    50,000,000.00

The Fuji Bank, Limited -                              50,000,000.00
  Houston Agency

Royal Bank of Canada                                  50,000,000.00

Societe Generale, Southwest Agency                    50,000,000.00

First Union National Bank                             35,000,000.00
  of North Carolina

Credit Lyonnais New York Branch                       25,000,000.00

Mellon Bank, N.A.                                     25,000,000.00

The Sanwa Bank Ltd., Dallas Agency                    25,000,000.00

The Sumitomo Bank, Limited,                           25,000,000.00
  Houston Agency

Liberty Bank and Trust Company                        15,000,000.00
  of Oklahoma City, N.A.

                                  EXHIBIT "B"

                                                 COMMITMENT        COMMITMENT
NAME OF LENDER                                   $ MILLIONS        PERCENTAGE
--------------                                   ----------        ----------
Union Bank of Switzerland, Houston Agency            $75             9.3750%

NationsBank of Texas, N.A.                            62.5           7.8125%

Texas Commerce Bank National Association              62.5           7.8125%

Bank of America Illinois                              50             6.2500%

Bank of Montreal                                      50             6.2500%

The Bank of New York                                  50             6.2500%

Banque Paribas                                        50             6.2500%

CIBC Inc.                                             50             6.2500%

The First National Bank of Chicago                    50             6.2500%

The Fuji Bank, Limited -
  Houston Agency                                      50             6.2500%

Royal Bank of Canada                                  50             6.2500%

Societe Generale, Southwest Agency                    50             6.2500%

First Union Bank of North Carolina                    35             4.3750%

Credit Lyonnais New York Branch                       25             3.1250%

Mellon Bank, N.A.                                     25             3.1250%

The Sanwa Bank Ltd., Dallas Agency                    25             3.1250%

The Sumitomo Bank, Limited,                           25             3.1250%
  Houston Agency

Liberty Bank and Trust Company                        15             1.8750%
  of Oklahoma City, N.A.
                                                 ----------        --------

  TOTAL                                            $800            100.0000%